EXHIBIT 99.1

Vital Therapies Announces Proposed Public Offering of Common Stock

SAN DIEGO, Oct. 22, 2015 (GLOBE NEWSWIRE) -- Vital Therapies, Inc. (Nasdaq:VTL), a biotherapeutic company developing the ELAD® System, a cell-based therapy targeting the treatment of liver failure, today announced that it intends to offer approximately $30,000,000 of shares of its common stock in an underwritten public offering. In addition, Vital Therapies expects to grant the underwriter of the offering a 30-day option to purchase up to an additional approximately $4,500,000 of shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Vital Therapies currently plans to use the net proceeds from this offering for the continuing clinical development of the ELAD System, working capital and other general corporate purposes.

BofA Merrill Lynch is acting as sole book-running manager for the offering.

Vital Therapies intends to offer and sell these securities pursuant to its existing shelf registration statement (File No. 333-204097) filed with the Securities and Exchange Commission on May 12, 2015 and declared effective on May 26, 2015. A preliminary prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com. An electronic copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Vital Therapies, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release are forward-looking statements, including, among others, statements relating to the offering and the use of the offering proceeds. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Risks and uncertainties include stock market conditions and our ability to satisfy any conditions to closing in an underwriting agreement and complete the offering. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

About Vital Therapies, Inc.

Vital Therapies, Inc. is a biotherapeutic Company developing a cell-based therapy targeting the treatment of liver failure. The Company's ELAD System is an extracorporeal human allogeneic cellular liver therapy. Vital Therapies, Inc. is based in San Diego, California. Vital Therapies® and ELAD® are trademarks of Vital Therapies, Inc.

CONTACT: Al Kildani
         Vice President, Investor Relations and Business Development
         Vital Therapies, Inc.
         858-673-6840
         akildani@vitaltherapies.com